UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2014

FIVE STAR QUALITY CARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-16817	04-3516029
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-796-8387

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, the terms “the Company,” “we,” “us” and “our” refer to Five Star Quality Care, Inc.

Item 8.01 Other Events.

The lenders under each of our $150.0 million secured revolving credit facility and our $25.0 million secured revolving credit facility have waived, until July 31, 2014, August 30, 2014 and September 30, 2014, respectively, any default resulting from our not timely delivering our financial statements for the year ended December 31, 2013, the quarter ended March 31, 2014 and the quarter ended June 30, 2014, as required under these credit facilities.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                  THIS REPORT STATES THAT OUR LENDERS HAVE WAIVED, UNTIL JULY 31, 2014, AUGUST 30, 2014 AND SEPTEMBER 30, 2014, RESPECTIVELY, ANY DEFAULT UNDER OUR CREDIT FACILITIES RESULTING FROM OUR NOT TIMELY DELIVERING OUR FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2013, THE QUARTER ENDED MARCH 31, 2014 AND THE QUARTER ENDED JUNE 30, 2014, AS REQUIRED UNDER THESE CREDIT FACILITIES. THIS MAY IMPLY THAT WE WILL BE ABLE TO DELIVER THOSE FINANCIAL STATEMENTS BY THOSE DATES. HOWEVER, THERE CAN BE NO ASSURANCE THAT WE WILL BE ABLE TO DELIVER THOSE FINANCIAL STATEMENTS BY THOSE DATES OR THAT THE LENDERS WOULD GRANT US ANY FURTHER WAIVER OF ANY DEFAULT BEYOND JULY 31, 2014, AUGUST 30, 2014 OR SEPTEMBER 30, 2014, AS APPLICABLE, IF WE ARE UNABLE TO DELIVER THOSE FINANCIAL STATEMENTS BY THOSE DATES.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR QUALITY CARE, INC.

	By:	/s/ Paul V. Hoagland
	Name:	Paul V. Hoagland
	Title:	Treasurer and Chief Financial Officer

Date: June 30, 2014